===============================================================================
                                  (EXHIBIT 22)

                             LISTING OF SUBSIDIARIES


                                                                    Percentage
                                                                    of Voting
                                                  Place of          Securities
                   Name                         Organization          Owned
- - - ------------------------------------------      ------------        ----------

Significant subsidiaries of the company:

 Acme Brick Company                                Delaware            100%
 Featherlite Building Products Corporation         Delaware            100%
 Footwear Management Company                       Delaware            100%
  d/b/a Justin Boot Company
  d/b/a Nocona Boot Company
  d/b/a Tony Lama Company, Inc.
 Northland Publishing Company, Inc.                Arizona             100%
 Tradewinds Technologies, Inc.                     Delaware            100%
 Justin Management Company                         Delaware            100%

 All other subsidiaries are omitted from this list because they do not, considered in the aggregate as a single subsidiary, constitute a significant subsidiary. All wholly-owned subsidiaries are included in the consolidated financial statements.